UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010 (June 29, 2010)

U-STORE-IT TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In furtherance of its commitment as expressed in the U-Store-It Trust 2010 Proxy Statement to provide executive compensation programs that conform with generally accepted views of best pay practices, the Compensation Committee of the U-Store-It Trust Board of Trustees took the following action regarding the employment agreements with the Company’s Chief Executive Officer and Chief Financial Officer.

Amended and Restated Employment Agreement and Noncompetition Agreement with Dean Jernigan

On June 29, 2010, U-Store-It Trust (the “Company”) entered into an amended and restated employment agreement (the “New Jernigan Agreement”) and an amended and restated noncompetition agreement with Dean Jernigan, the Company’s Chief Executive Officer.  The New Jernigan Agreement replaces the Company’s prior employment agreement dated as of December 23, 2008 with Mr. Jernigan (the “Prior Jernigan Agreement”).  The New Jernigan Agreement:

•                  extends Mr. Jernigan’s term of employment from April 24, 2011 to December 31, 2013 and eliminates provision for automatic annual renewal of the employment term;

•                  removes the excise tax gross-up provision in the Prior Jernigan Agreement;

•                  eliminates the value of long-term bonus awards from the computation of severance payable upon an early termination of Mr. Jernigan’s employment without cause or his resignation for good reason;

•                  eliminates severance upon a change of control unless coupled with a material reduction in Mr. Jernigan’s authority, duties or salary;

•                  changes the benefit to Mr. Jernigan if the Company terminates his employment on account of disability to equal two times the sum of (i) his annual salary and (ii) the average of his two previous annual bonuses;

•                  provides for the amendment and restatement of Mr. Jernigan’s non-competition agreement to re-set the five year restricted period included in the non-competition agreement to commence on June 29, 2010;

•                  provides for payment of a $500,000 signing bonus to Mr. Jernigan.

The summary of the material amended terms of the Jernigan Agreement and amended and restated noncompetition agreement is qualified in its entirety by reference to the complete text of these two agreements, which are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Amended and Restated Employment Agreement and Noncompetition Agreement with Timothy M. Martin

On June 29, 2010, the Company entered into an amended and restated employment agreement (the “New Martin Agreement”) and an amended and restated noncompetition agreement with Timothy M. Martin, the Company’s Chief Financial Officer.  The New Martin Agreement replaces the Company’s prior employment agreement dated as of December 23, 2008 with Mr. Martin (the “Prior Martin Agreement”).  The New Martin Agreement:

•                  extends Mr. Martin’s term of employment from December 31, 2010 to June 30, 2011, with the term thereafter subject to annual renewal absent 90 days advance notice of non-renewal by the Company or Mr. Martin;

•                  removes the excise tax gross-up provision in the Prior Martin Agreement;

•                  revises the severance amount payable upon an early termination of Mr. Martin’s employment without cause or his resignation for good reason to equal 2.99 times the sum of (i) his annual salary and (ii) his average annual bonuses for the two prior years;

•                  eliminates severance upon a change of control unless coupled with a material reduction in Mr. Martin’s authority, duties or salary;

•                  provides for the amendment and restatement of Mr. Martin’s non-competition agreement to re-set the three year restricted period included in the non-competition agreement to commence on June 29, 2010;

•                  provides for payment of a $125,000 signing bonus to Mr. Martin.

The summary of the material amended terms of the Martin Agreement and amended and restated noncompetition agreement is qualified in its entirety by reference to the complete text of these two agreements, which are filed as Exhibits 10.2 and 10.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated June 29, 2010, by and between U-Store-It Trust and Dean Jernigan
10.2	Amended and Restated Executive Employment Agreement, dated June 29, 2010, by and between U-Store-It Trust and Timothy M. Martin
10.3	Amended and Restated Non-Competition Agreement, dated June 29, 2010, by and between U-Store-It Trust and Dean Jernigan
10.4	Amended and Restated Non-Competition Agreement, dated June 29, 2010, by and between U-Store-It Trust and Timothy M. Martin

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT Trust

Date: July 2, 2010	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President – Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated June 29, 2010, by and between U-Store-It Trust and Dean Jernigan
10.2	Amended and Restated Executive Employment Agreement, dated June 29, 2010, by and between U-Store-It Trust and Timothy M. Martin
10.3	Amended and Restated Non-Competition Agreement, dated June 29, 2010, by and between U-Store-It Trust and Dean Jernigan
10.4	Amended and Restated Non-Competition Agreement, dated June 29, 2010, by and between U-Store-It Trust and Timothy M. Martin